                                                                    EXHIBIT 11.1

                                                                   (PAGE 1 OF 2)

                  EXCEL COMMUNICATIONS, INC. AND SUBSIDIARIES

                      COMPUTATION OF NET INCOME PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                       YEAR ENDED DECEMBER 31,
                                                       -------------------------
                                                        1994    1995      1996
                                                       ------- -------  --------
Primary:
Net income...........................................  $15,870 $44,446  $144,427
Adjustment of shares outstanding:
Weighted average shares of common stock outstanding..   89,655  99,000   105,346
Employee stock plan shares and shares of common stock
 issuable upon the assumed exercise of stock
 options.............................................      --   (1,679)    1,901
                                                       ------- -------  --------
Adjusted shares of common stock and common stock
 equivalents for computation.........................   89,655  97,321   107,247
                                                       ------- -------  --------
Net income per share.................................  $  0.18 $  0.46  $   1.35
                                                       ======= =======  ========

                                                                    EXHIBIT 11.1

                                                                   (PAGE 2 OF 2)

                  EXCEL COMMUNICATIONS, INC. AND SUBSIDIARIES

                      COMPUTATION OF NET INCOME PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                       YEAR ENDED DECEMBER 31,
                                                       -------------------------
                                                        1994    1995      1996
                                                       ------- -------  --------
Assuming Full Dilution:
Net income...........................................  $15,870 $44,446  $144,427
Adjustment of shares outstanding:
Weighted average shares of common stock outstanding..   89,655  99,000   105,346
Employee stock plan shares and shares of common stock
 issuable upon the assumed exercise of stock
 options.............................................      --   (1,679)    1,849
                                                       ------- -------  --------
Adjusted shares of common stock and common stock
 equivalents for computation.........................   89,655  97,321   107,195
                                                       ------- -------  --------
Net income per share.................................  $  0.18 $  0.46  $   1.35
                                                       ======= =======  ========